UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 14, 2008
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Market @ The Landmark
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure
The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Del Monte Foods Company plans to update the investor relations portion of its website at www.delmonte.com to reflect its announcement to customers of increased pricing for its pet food and pet snacks products. Specifically, Del Monte Foods Company is raising prices for its pet food and pet snacks products an average of approximately 4%, effective February 2008. This pricing action is expected to primarily impact the Company’s financial results starting in fiscal 2009.
The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by Del Monte Foods Company that (i) the information in this Current Report is material or complete or (ii) investors should consider this information before making an investment decision with respect to any security of the Company.
Certain statements in this Current Report on Form 8-K are “forward looking statements,” including the statement relating to the expected timing of the pricing action impact. The forward looking statements the Company makes reflect the Company’s expectations or beliefs as of the date of this Current Report, which expectations or beliefs may change in the future. By making statements based on current expectations or beliefs, the Company has no obligation, and does not undertake any obligation, to update such statements or to provide any other information relating to such statements. The Company cautions investors not to place undue reliance on any forward looking statements, which speak only as of the date of this Current Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: January 14, 2008	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

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